UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

5960
(Primary Standard Industrial Classification Code Number)

98-0528416
(I.R.S. Employer Identification Number)

1218 Third Avenue, Suite 505, Seattle, WA 98101
(206) 910-2687
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Vandeberg President American Sierra Gold Corp. 1218 Third Avenue, Suite 505 Seattle, Washington 98101 (206) 910-2687	with copy to: Michele Rasmussen The Apex Law Group, LLP 1218 Third Avenue, Suite 505 Seattle, Washington 98101 (206) 448-7000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Filer ☑

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                                                                                                                     ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)                                                                                                          ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment on Form S-4/A to the registration statement of American Sierra Gold Corp., a Nevada corporation (the “Company”), is to include the delaying amendment pursuant to Rule 473 of the Securities Act of 1933 (which was inadvertently left off of the original filing).  We have not made any updates to the original Form S-4 to reflect any information or events occurring subsequent to the date of filing of the original Form S-4.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 6, 2012.

American Sierra Gold Corp.
(Registrant)

/s/ James Vandeberg, President
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Vandeberg
(Signature)

Sole Director
(Title)

DATE: NOVEMBER 6, 2012